UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2018

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Acquired Sales Corp. ("Acquired Sales") has signed a letter of intent to purchase a 19.99% ownership interest in affiliated beverage companies, Ablis LLC ("Ablis"), Bend Spirits, Inc. ("Bend Spirits") and Bendistillery Inc. d/b/a Crater Lake Spirits ("Crater Lake Spirits") (collectively the "Companies") for an aggregate Purchase price of $7,596,200.

Bendistillery was founded in 1996 and distills and sells vodkas, gins, whiskeys, under the Crater Lake Spirits brands. It also sells white label distilled beverage brands offered through Bend Spirits. Ablis manufactures and sells cannabidiol (CBD) infused non-alcoholic beverages, including all-natural, GMO-free, non-alcoholic, lemon ginger, cranberry blood orange, and zero-calorie lemon water beverages targeting the mainstream health market. The Companies’ products contain no THC.

The proposed equity purchases include $1,599,200 that would be paid by Acquired Sales to Ablis and $5,997,000 that would be paid by Acquired Sales to Crater Lake Spirits/Bend Spirits in exchange for newly issued equity interests from each entity that evidences 19.99% of the outstanding equity of each of the three respective Companies. Acquired Sales is advised by the Companies that the use of proceeds of the proposed equity purchases will be for the Companies to pay down debt, buy more equipment, increase advertising and marketing, and to supplement operating capital.

The proposed equity purchases are also intended to include rights of first refusal that require the Companies to notify Acquired Sales before any sale of either Company and would give Acquired Sales the option to purchase the selling company or Companies within 60 days of notice of such offers.

In the event that the equity purchases close, the management teams of Ablis, Crater Lake Spirits and Bend Spirits will continue to lead their respective companies following the closing of the transaction, and Gerard M. Jacobs, CEO of Acquired Sales Corp., will join the board of directors of each company.

Closing of the equity purchases is subject to a number of conditions, including the completion of mutually acceptable due diligence, completion of a capital raise of at least $8.5 million, execution of definitive acquisition documents, Crater Lake Spirits’ entry into a long-term lease, obtaining necessary third-party approvals, and completion of all necessary securities filings.

Item 9.01 Financial Statements and Exhibits.

10.34Letter of Intent; Acquired Sales Corp. purchase of 19.99% of shares of Ablis LLC, Bend Spirits, Inc. and Bendistillery Inc. d/b/a Crater Lake Spirits

99.1Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  November 20, 2018